JANUS INTERNATIONAL GROUP REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

Delivered $230.1 Million in Total Revenue

Generated Net Income of $11.8 Million, or $0.08 Per Diluted Share, with Adjusted EPS of $0.11

Achieved an Adjusted EBITDA of $43.1 Million and Adjusted EBITDA Margin of 18.7%

Deployed $45.5 Million in Share Repurchases

Announced Structural Cost Reduction Plan

Updated Full-year 2024 Revenue and Adjusted EBITDA Guidance

TEMPLE, GA, October 29, 2024 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of building product solutions and cutting-edge access control technologies for the self-storage and other commercial and industrial sectors, today announced financial results for its fiscal third quarter ended September 28, 2024.

Third Quarter 2024 Highlights

•Revenues of $230.1 million, an 17.9% decrease compared to $280.1 million for the third quarter of 2023, as total Self-Storage revenues were down 22.4% and Commercial and Other declined 7.8%. The 2024 acquisition of TMC contributed $13.7 million to revenue.

•Net income of $11.8 million, or $0.08 per diluted share, a 68.1% decrease compared to $37.0 million, or $0.25 per diluted share in the third quarter of 2023.

•Adjusted Net Income (defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation tables below) of $15.7 million, down 59.8% compared to $39.0 million in the third quarter of 2023. Adjusted Net Income per diluted share of $0.11, a 16.0% decrease compared to $0.27 per diluted share in the third quarter of 2023.

•Adjusted EBITDA of $43.1 million, a 43.4% decrease compared to $76.2 million for the third quarter of 2023, driven by decreases in revenues and increases in general and administrative expenses. Adjusted EBITDA margin (defined as total revenues divided by Adjusted EBITDA) was 18.7%, a decrease of approximately 850 basis points from the prior year period due primarily to the negative impacts of volume declines due to project deferrals.

•Long-term debt to net income ratio of 5.7x compared to 4.6x in the fourth quarter of 2023. Net leverage ratio of 2.0x, an increase of 0.4x from the fourth quarter of 2023.

•Repurchased 4.3 million shares for $45.5 million (including commissions and excise taxes) in the third quarter. At quarter end, the Company had $29.9 million remaining on its share repurchase authorization.

“We saw continued pressure in the third quarter as headwinds from macroeconomic factors, interest rate uncertainty and project delays persisted,” said Ramey Jackson, Chief Executive Officer. “We’re confident in our value proposition and believe long-term self-storage industry fundamentals remain strong. We're taking proactive steps to align with current market conditions, while remaining flexible to capitalize on the next phase of growth. This includes a structural cost reduction program aimed at right sizing the business to remain nimble.”

Mr. Jackson continued, “We’re encouraged by early results of our Nokē Ion product launch, and the synergies we’ve realized from the acquisition of TMC. Our cash flow generation and ability to achieve long-term profitability remain key differentiators for Janus. We continue to invest in the business, to build resilience and enhance our market share which we believe will support long-term value creation for all stakeholders.”

Structural Cost Reduction Plan

The Company is undertaking a structural cost reduction plan designed to streamline our labor force, rationalize real estate holdings and reduce selling, general and administrative expenses.

•Cost Reduction Plan actions are expected to generate approximately $8 million to $12 million of annual pre-tax cost savings.
•The Company expects to record total one time estimated pre-tax charges of $2 million to $4 million with the plan.

2024 Financial Outlook

In light of the headwinds described above, the Company is revising its full year 2024 guidance. Prior 2024 guidance should no longer be relied upon. Assumptions driving revisions to guidance for 2024 include:

•Extension of self-storage project delays from elevated interest rate levels decreasing at a slower pace than anticipated, as developers and customers await optimal borrowing conditions.
•Return to growth in Commercial and Other is expected to be pushed into 2025.
•Election uncertainty has impacted demand across all sectors.

Based on these macroeconomic impacts, Janus is updating its full year 2024 guidance as follows:

•Revenue in a range of $910 million to $925 million
•Adjusted EBITDA in a range of $195 million to $205 million

The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.” The Company has excluded a quantitative reconciliation of Adjusted EBITDA with respect to the Company’s 2024 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See “Non-GAAP Financial Measures” below for additional information.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, relocatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Conference Call and Webcast

The Company will host a conference call and webcast to review third quarter results and conduct a question-and-answer session on Tuesday October 29, 2024 at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-800-343-4136 or 1-203-518-9843, respectively. Upon dialing in, please request to join the Janus International Group Third Quarter 2024 Earnings

Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 11157071.

Forward-Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2024 Financial Outlook” and the expectations associated with the structural cost reduction plan under “Structural Cost Reduction Plan” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products, the strength of the industrials markets, the structural cost reduction plan and any anticipated benefits of the structural cost reduction plan, and Janus’s expectations regarding its revenue, operating expenses, other operating results, and other key metrics, including Janus’s ability to meet previously announced earnings guidance with respect to Janus and/or its individual segments. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” “positioned,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption, and/or financial loss; (v) risks related to our share repurchase program, including risks if it is or is not fully consummated and the risk that it will not enhance shareholder value; (vi) the risk that the demand outlook for Janus’s products may not be as strong as anticipated; (vii) general economic conditions, including the capital and credit markets, and adverse macroeconomic conditions, including unemployment, inflation, rising interest rates, changes in consumer practices due to slower economic growth, and regional or global liquidity constraints; and (viii) any anticipated synergies and/or benefits from acquisitions. There can be no assurance that the events, results, trends, or guidance regarding the financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA and Adjusted Net Income provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation.
Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2024 and long-term outlook included in this communication in reliance on the “unreasonable efforts” exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company’s control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.
Adjusted EBITDA and Adjusted Net Income should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted Net Income rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Consolidated Statements of Operations and Comprehensive Income
(In millions, except share and per share data - Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
REVENUES
Product revenues	$175.9	$237.8	$596.8	$686.0
Service revenues	54.2	42.3	136.2	116.6
Total revenues	$230.1	$280.1	$733.0	$802.6
Product cost of revenues	102.6	129.7	332.5	380.4
Service cost of revenues	36.3	31.3	89.9	86.9
Cost of revenues	$138.9	$161.0	$422.4	$467.3
GROSS PROFIT	$91.2	$119.1	$310.6	$335.3
OPERATING EXPENSES
Selling and marketing	17.1	17.7	51.8	49.2
General and administrative	44.6	34.9	122.2	104.3
Operating expenses	$61.7	$52.6	$174.0	$153.5
INCOME FROM OPERATIONS	$29.5	$66.5	$136.6	$181.8
Interest expense, net	(11.6)	(14.5)	(38.9)	(45.3)
Loss on extinguishment and modification of debt	—	(3.9)	(1.7)	(3.9)
Impairment	(2.8)	—	(2.8)	—
Other income	—	1.3	0.2	1.1
INCOME BEFORE TAXES	$15.1	$49.4	$93.4	$133.7
Provision for income taxes	3.3	12.4	23.3	33.7
NET INCOME	$11.8	$37.0	$70.1	$100.0
Other comprehensive income (loss)	$2.2	$(1.7)	$1.8	$(0.4)
COMPREHENSIVE INCOME	$14.0	$35.3	$71.9	$99.6

Weighted-average shares outstanding, basic and diluted
Basic	143,666,406	146,827,175	145,376,074	146,765,567
Diluted	144,281,252	146,993,865	145,920,863	146,839,308
Net income per share, basic and diluted
Basic	$0.08	$0.25	$0.48	$0.68
Diluted	$0.08	$0.25	$0.48	$0.68

Janus International Group, Inc.
Consolidated Balance Sheets
(In millions, except share and per share data - Unaudited)

	September 28, 2024	December 30, 2023
ASSETS
Current Assets
Cash and cash equivalents	$102.1	$171.7
Accounts receivable, less allowance for credit losses of $11.9 and $3.6, as of September 28, 2024 and December 30, 2023, respectively	160.8	174.1
Contract assets	25.3	49.7
Inventories	54.5	48.4
Prepaid expenses	9.0	8.4
Other current assets	23.6	10.8
Total current assets	$375.3	$463.1
Property, plant and equipment, net	58.4	52.4
Right-of-use assets, net	51.1	50.9
Intangible assets, net	392.0	375.3
Goodwill	383.9	368.6
Deferred tax assets, net	28.9	36.8
Other assets	5.4	2.9
Total assets	$1,295.0	$1,350.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$52.1	$59.8
Contract liabilities	21.1	26.7
Current maturities of long-term debt	7.3	7.3
Accrued expenses and other current liabilities	53.7	80.3
Total current liabilities	$134.2	$174.1
Long-term debt, net	586.1	607.7
Deferred tax liabilities, net	1.8	1.7
Other long-term liabilities	46.3	46.9
Total liabilities	$768.4	$830.4
STOCKHOLDERS’ EQUITY
Common stock, 825,000,000 shares authorized, $0.0001 par value, 147,234,872 and 146,861,489 shares issued as of September 28, 2024 and December 30, 2023, respectively	$—	$—
Treasury stock, at cost, 6,160,579 and 34,297 shares as of September 28, 2024 and December 30, 2023, respectively	(72.5)	(0.4)
Additional paid-in capital	296.2	289.0
Accumulated other comprehensive loss	(1.1)	(2.9)
Retained earnings	304.0	233.9
Total stockholders’ equity	$526.6	$519.6
Total liabilities and stockholders’ equity	$1,295.0	$1,350.0

Janus International Group, Inc.
Consolidated Statements of Cash Flows
(In millions - Unaudited)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Operating activities
Net income	$70.1	$100.0
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	8.9	6.6
Noncash lease expense	5.6	4.7
Provision for inventory obsolescence	0.2	1.4
Amortization of intangibles	23.7	22.3
Deferred income taxes	7.9	—
Deferred finance fee amortization	1.9	3.1
Provision for expected losses on accounts receivable	8.6	(0.7)
Share-based compensation	7.2	5.4
Impairment	2.8	—
Loss on extinguishment of debt	—	1.6
Loss on equity investment	—	0.1
Loss on sale of property, plant, and equipment	—	0.1
Changes in operating assets and liabilities, excluding effects of acquisition
Accounts receivable	7.3	(14.9)
Contract assets	24.5	(12.1)
Prepaid expenses and other current assets	(13.3)	9.8
Inventories	(5.7)	12.0
Other assets	0.4	0.1
Accounts payable	(8.6)	3.6
Contract liabilities	(6.3)	(3.6)
Accrued expenses and other current liabilities	(27.5)	11.0
Other long-term liabilities	(5.1)	(4.0)
Net cash provided by operating activities	$102.6	$146.5
Investing activities
Purchases of property, plant, and equipment	$(14.0)	$(13.5)
Cash paid for acquisitions, net of cash acquired	(59.4)	(1.0)
Payment for equity-method investment	(2.5)	—
Proceeds from sale of property, plant and equipment	—	0.1
Net cash used in investing activities	$(75.9)	$(14.4)
Financing activities
Principal payments on long-term debt	$(23.4)	$(426.9)
Proceeds from long-term debt	—	337.6
Principal payments under finance lease obligations	(1.4)	(0.5)
Payments for deferred financing fees	(0.2)	(11.2)
Cash paid for common stock withheld for taxes	(1.2)	—
Repurchase of common stock	(70.2)	—
Net cash used in financing activities	$(96.4)	$(101.0)
Effect of exchange rate changes on cash	$0.1	$0.2
Net (decrease) increase in cash	$(69.6)	$31.3
Cash, beginning of period	$171.7	$78.4
Cash, end of period	$102.1	$109.7
Supplemental cash flows information
Interest paid	$47.5	$38.9
Income taxes paid	$26.5	$22.5
Cash paid for operating leases included in operating activities	$6.6	$6.2
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease obligations	$4.2	$4.5
Right-of-use assets obtained in exchange for finance lease obligations	$1.6	$2.4
RSU shares withheld included in accrued employee taxes	$0.1	$0.2
Excise taxes from common share repurchase included in accrued expenses	$0.7	$—
Capital expenditures in accounts payable	$0.2	$—

Janus International Group, Inc.
Revenue by Sales Channel
(In millions, except percentages)

	Three Months Ended				Variance
Consolidated	September 28, 2024	% of sales	September 30, 2023	% of sales	$	%
Self-storage - new construction	$92.2	40.1%	$105.5	37.7%	$(13.3)	(12.6)%
Self-storage - R3	56.9	24.7%	86.7	31.0%	(29.8)	(34.4)%
Self Storage	$149.1	64.8%	$192.2	68.6%	$(43.1)	(22.4)%

Commercial and other	81.0	35.2%	87.9	31.4%	(6.9)	(7.8)%
Total	$230.1	100.0%	$280.1	100.0%	$(50.0)	(17.9)%

	Nine Months Ended				Variance
Consolidated	September 28, 2024	% of sales	September 30, 2023	% of sales	$	%
Self-storage - new construction	$319.5	43.6%	$291.9	36.4%	$27.6	9.5%
Self-storage - R3	189.1	25.8%	252.5	31.5%	(63.4)	(25.1)%
Total self-storage	$508.6	69.4%	$544.4	67.8%	$(35.8)	(6.6)%

Commercial and other	224.4	30.6%	258.2	32.2%	(33.8)	(13.1)%
Total	$733.0	100.0%	$802.6	100.0%	$(69.6)	(8.7)%

Janus International Group, Inc.
Reconciliation of Net Income to EBITDA* and Adjusted EBITDA*
(In millions, except percentages)

	Three Months Ended		Variance
	September 28, 2024	September 30, 2023
			$	%
Net Income	$11.8	$37.0	$(25.2)	(68.1)%
Interest, net	11.6	14.5	(2.9)	(20.0)%
Income taxes	3.3	12.4	(9.1)	(73.4)%
Depreciation	3.0	2.2	0.8	36.4%
Amortization	8.2	7.4	0.8	10.8%
EBITDA*	$37.9	$73.5	$(35.6)	(48.4)%
Restructuring charges[1]	0.4	0.2	0.2	100.0%
Acquisition expense[2]	2.0	(1.4)	3.4	(242.9)%
Impairment[3]	2.8	—	2.8	100.0%
Loss on extinguishment and modification of debt[4]	—	3.9	(3.9)	(100.0)%
Adjusted EBITDA*	$43.1	$76.2	$(33.1)	(43.4)%

	Nine Months Ended		Variance
	September 28, 2024	September 30, 2023
			$	%
Net Income	$70.1	$100.0	$(29.9)	(29.9)%
Interest, net	38.9	45.3	(6.4)	(14.1)%
Income taxes	23.3	33.7	(10.4)	(30.9)%
Depreciation	8.9	6.6	2.3	34.8%
Amortization	23.7	22.3	1.4	6.3%
EBITDA*	$164.9	$207.9	$(43.0)	(20.7)%
Restructuring charges[1]	1.1	1.0	0.1	10.0%
Acquisition expense[2]	3.4	(1.4)	4.8	(342.9)%
Impairment[3]	2.8	—	2.8	100.0%
Loss on extinguishment and modification of debt[4]	1.7	3.9	(2.2)	(56.4)%
Adjusted EBITDA*	$173.9	$211.4	$(37.5)	(17.7)%
(1)Restructuring charges consist of the following: 1) facility relocations, and 2) severance and hiring costs associated with our strategic transformation, including executive leadership team changes, and 3) strategic business assessment and transformation projects.
(2)Expenses or income related to various professional fees, net working capital finalization, and legal settlements from acquisition related activities.
(3)Impairment consists of the write down of the DBCI Tradename intangible asset.
(4)Adjustment for loss on extinguishment and modification of debt related to the write off of unamortized fees and third-party fees as a result of the debt modification completed in April 2024.

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
.
The Company has excluded a quantitative reconciliation of Adjusted EBITDA with respect to the Company’s 2024 guidance in the “2024 Financial Outlook” section under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Janus International Group, Inc.
Reconciliation of Net Income to Adjusted Net Income*
(In millions)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net Income	$11.8	$37.0	$70.1	$100.0
Net Income Adjustments[1]	5.2	2.7	9.0	3.5
Tax Effect on Net Income Adjustments[2]	(1.3)	(0.7)	(2.3)	(0.9)
Non-GAAP Adjusted Net Income*	$15.7	$39.0	$76.8	$102.6
(1)Net Income Adjustments for the three months ended September 28, 2024 include $0.4 restructuring charges, $2.8 impairment, and $2.0 acquisition expenses. Net Income adjustments for the nine months ended September 28, 2024 include $1.1 restructuring charges, $2.8 impairment, $3.4 acquisition expenses and $1.7 loss on extinguishment and modification of debt. Refer to the Adjusted EBITDA table above for further details.
(2)The effective tax rates of 24.9% was used for the three and nine months ended September 28, 2024. The effective tax rates of 25.2% was used for the three and nine months ended September 30, 2023.

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
.

Janus International Group, Inc.
Adjusted EPS*
(In millions, except share and per share data)

	Three Months Ended
	September 28, 2024	September 30, 2023
Numerator:
GAAP Net Income	$11.8	$37.0
Non-GAAP Adjusted Net Income	$15.7	$39.0
Denominator:
Weighted average number of shares:
Basic	143,666,406	146,827,175
Adjustment for Dilutive Securities	614,846	166,690
Diluted	144,281,252	146,993,865

GAAP Basic EPS	$0.08	$0.25
GAAP Diluted EPS	$0.08	$0.25
Non-GAAP Adjusted Basic EPS	$0.11	$0.27
Non-GAAP Adjusted Diluted EPS	$0.11	$0.27

	Nine Months Ended
	June 29, 2024	July 1, 2023
Numerator:
GAAP Net Income	$70.1	$100.0
Non-GAAP Adjusted Net Income	$76.8	$102.6
Denominator:
Weighted average number of shares:
Basic	145,376,074	146,765,567
Adjustment for Dilutive Securities	544,789	73,741
Diluted	145,920,863	146,839,308

GAAP Basic EPS	$0.48	$0.68
GAAP Diluted EPS	$0.48	$0.68
Non-GAAP Adjusted Basic EPS	$0.53	$0.70
Non-GAAP Adjusted Diluted EPS	$0.53	$0.70
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Free Cash Flow Conversion*

(In millions, except percentages)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Cash Flow from Operating Activities	$102.6	$146.5
Less: Purchases of property, plant and equipment	(14.0)	$(13.5)
Free Cash Flow	$88.6	$133.0

Non-GAAP Adjusted Net Income	$76.8	$102.6

Free Cash Flow Conversion of Non-GAAP Adjusted Net Income	115%	130%

	Trailing Twelve-Months Ended
	September 28, 2024	September 30, 2023
Cash Flow from Operating Activities	$171.0	$172.4
Less: Purchases of property, plant and equipment	(19.8)	(14.4)
Free Cash Flow	$151.2	$158.0

Non-GAAP Adjusted Net Income[1]	$112.8	$135.1

Free Cash Flow Conversion of Non-GAAP Adjusted Net Income	134%	117%
(1) Trailing Twelve-month Adjusted Net Income for the period ended September 28, 2024 consists of the sum of Adjusted Net Income as reported in the Company’s Quarterly or Annual Reports, as applicable, of $35.9, $31.1, $30.1 and $15.7 for the periods ended December 30, 2023, March 30, 2024, June 29, 2024 and September 28, 2024, respectively. Trailing Twelve-month Adjusted Net Income for the period ended September 30, 2023 consists of the sum of Adjusted Net Income as reported in the Company’s Quarterly or Annual Reports, as applicable, of $32.7, $26.4, $37.0 and $39.0 for the periods ended December 31, 2022, April 1, 2023, July 1, 2023 and September 30, 2023, respectively.
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Janus International Group, Inc.
Non-GAAP Net Leverage Ratio*
(In millions, except ratios)

	September 28, 2024	December 30, 2023
Note payable - First Lien	$600.0	$623.4
Less: Cash	102.1	171.7
Net Debt*	$497.9	$451.7

Net Income (Trailing Twelve-Month periods ended)[1]	$105.9	$135.7
Adjusted EBITDA (Trailing Twelve-Month periods ended)[2]	$248.2	$285.6

Long-Term Debt to Net Income	5.7	4.6
Non-GAAP Net Leverage Ratio*	2.0	1.6

(1)     Trailing Twelve-months Net Income for the period ended September 28, 2024 consists of the sum of Net Income as reported in the Company’s Quarterly and Annual Reports, as applicable of $35.8, $30.7, $27.6 and $11.8 for the periods ended December 30, 2023, March 30, 2024, June 29, 2024 and September 28, 2024, respectively. Trailing Twelve-months Net Income for the period ended December 30, 2023 is Net Income as reported in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023.
(2)     Trailing Twelve-months Adjusted EBITDA for the period ended September 28, 2024 consists of the sum of Adjusted EBITDA as reported in the Company’s Quarterly or Annual Reports, as applicable of $74.3, $66.3, $64.5 and $43.1 for the three month periods ended December 30, 2023, March 30, 2024, June 29, 2024 and September 28, 2024, respectively. Trailing Twelve-month Adjusted EBITDA for the period ended December 30, 2023 is Adjusted EBITDA as reported in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023.
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Investor Contacts, Janus

Sara Macioch
Senior Director, Investor Relations, Janus International
770-562-6399
IR@janusintl.com

Media Contacts, Janus

Suzanne Reitz
Vice President of Marketing, Janus International
770-746-9576
Marketing@Janusintl.com

Source: Janus International Group, Inc